Exhibit 99(n)(1)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees of
Steben Select Multi-Strategy Fund:

We consent to the use of our report dated May 27, 2016 on the financial statements of Steben Select Multi-Strategy Fund, incorporated by reference herein, and to the references to our Firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm and Legal Counsel”, “Disclosure of Portfolio Holdings” and “Financial Statements” in the Statement of Additional Information.

/s/ KPMG LLP

Columbus, Ohio
July 28, 2016